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                     [LETTERHEAD OF MOORE, STEPHENS, P.C.]



January 29, 1999



                                                                    Exhibit 16.1
                                                                    ------------

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Perry's Majestic Beer, Inc. (the "Company") (File No. 0-21079) which we understand will be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the requirements of Item 4 of Form 8-K, as part of the Company's Current Report on Form 8-K, to be filed with the Commission on February 1, 1999. We agree with the statements made concerning Moore Stephens, P.C. in such Form 8-K.

Sincerely,

/s/ Moore Stephens, P.C.

MOORE STEPHENS, P.C.